                                                                    EXHIBIT 10.7


                                 AMENDMENT TO
                         AGREEMENT OF OCTOBER 6, 1992
                   REGARDING FORMATION OF ICC INTERNATIONAL
                           (ENCLOSED AS APPENDIX I)

                                (The Agreement)

                                    Between

       ENGELHARD/ICC (ACQUIRER OF THE BUSINESS OF ICC TECHNOLOGIES, INC.)
                                      and
                      AB AVIR TECHNOLOGIES, LTD. (AB Air)

                                August 9, 1995


WHEREAS

Both parties desire to amend the intention to form the joint venture corporation to be known as "ICC International, Inc., " and

WHEREAS:

Engelhard/ICC and AB Air desire that AB Air assume solely the rights to manufacture and sell only in Israel and "the Territories" the systems as defined in the Agreement, either by itself or with others in Israel and in the Territories within the terms and conditions set forth in the Agreement,

THEREFORE:

Engelhard/ICC and AB Air will proceed with the Agreement with the above mentioned alterations.

In consideration for the above, AB Air will pay to Engelhard/ICC an additional premium over the price of the rotor/cassette set amounting to 10% (ten percent) of the normal price, as defined below, of the rotor/cassette set to AB Air from Engelhard/ICC. This will be applicable to the System as currently identified in the original Agreement. The premium, which substitutes for a royalty for technology licensing, will be applied and calculated on the same or equivalent basis, regardless of variations in the actual purchase.

Engelhard/ICC declares its obligation and preparedness to supply to AB Air for the purpose of execution of the Agreement and this Amendment, the rotor/cassette sets that constitute the principal components of the System ex factory within 60 days ARO. Such rotor/cassette sets will be supplied by Engelhard/ICC on the basis of terms and conditions granted by it to the most favored customer," excluding demonstration or other special or promotional pricing in limited quantifies.

Rotors and rotor cassette sets, as customarily offered by Engelhard/ICC, may be purchased according to Section 5(F) of the Exclusive Distributor and Representative Agreement by AB Air from any source other than Engelhard/ICC only if Engelhard/ICC can not supply them within a reasonable and customary period of time following an order by AB Air. Such period of time will have to be discussed and mutually agreed upon by both parties.

The "Territories" will be redefined per this Amendment to mean:

"The territories as defined in the exclusive distribution and representation agreement for Israel and other designated countries as of September, 1992, plus its amendments from time to time, if any, and if expressly agreed upon in writing by both parties."

IN ADDITION, THE FOLLOWING ADJUSTMENTS ARE MADE IN REFERENCE TO THE ORIGINAL AGREEMENT, AND, WHEREVER NOT NOTED BELOW, THE REMAINING REFERENCE TO THE CORPORATION (ICC INTERNATIONAL) WILL BE ASSUMED TO APPLY TO AB AIR AND THE REFERENCES TO THE COMPANY WILL APPLY TO ENGELHARD/ICC (ACQUIRER OF THE BUSINESS OF ICC TECHNOLOGIES):

(1) Delete Sections 9, 10 and 11, and delete from Section 12 "Upon incorporation of the corporation" and "and/or the Israeli Company."

(2)       Delete Section 13, 14 and 15

(3)       Delete Sections 17, 18, 19, 20, 21, 22, 23, 24, 25, and 26

(4) 28. Replace as follows: "In the event that AB Air decides to divest itself of the rights to manufacture (provided that it is now allowed to divest to a competitor of Engelhard/ICC or any entity that Engelhard/ICC has a reasonable commercial objection to) Engelhard/ICC will have the right of first refusal to buy that right at a fair market value, or as determined by the highest legitimate offer (supported by a 5% security deposit or a bank guarantee or a certified check), whichever is the higher. Excluded from this are the consequences of a public stock offering."

(5)       Delete Section 28.

(6) Modify Section 29 to delete "and know-how with respect to management, operation, financing, and promotion," and "purchasing and billing control methods, merchandising,







                                     (2)
          advertising, sales, and promotional technique," and to replace "personal" with "personnel."

(7) 39. The Company shall allow the Corporation to ... alter and modify the System ... Add to Section 39, "The Company shall provide reasonable technical support to ensure that the Corporation can accomplish the objectives mentioned above.

(8) Section 40. Delete "from the Engelhard/ICC joint venture (or others)" and replace with "from others." Add "if needed for the manufacture of the System."

(9) Section 41. Delete "the Engelhard/ICC joint venture (or others)" and replace with "others."

(10) 44 ... the Company will not grant to nor will the Corporation accept from ...

(11) 45. Neither the Company nor the Corporation shall employ, or seek to employ any person who is at the time employed by the other party or by any person who is at the time operating a similar establishment under license from either party, and shall not, directly or indirectly, induce any such person to leave his or her employment as aforesaid.

(12) Modify Section 49 as follows: Add "Any variations to the design which are not the result of efforts of the Company are excluded from this defense."

(13) 52. The Corporation (now AB Air) shall grant to the Company (now ENGELHARD/ICC) a royalty-free world-wide license outside of the Territory to any improvements in the System made by employees or agents of the Corporation and for which the Corporation will hold rights, unless such improvement is the subject of another agreement such as the Agreement regarding Joint Development Program.

(14)      Delete Sections 55, 56, 57, 58, 59, 60, 61, 62, 63 and 64.

(15)      Section 65.  Delete "valid trademarks" and "and/or copyrights."

          Add "This Section applies only in territories wherein Engelhard/ICC claims patent protection, and only for those designs for which Engelhard/ICC claims patent protection."





















                                      (3)

(16) 69. Delete second "... at no charge to the Corporation" which refers to the Corporation (AB Air) sending its employees to the Company (Engelhard/ICC).

(17)      Delete 73

(18) AB Air shall manufacture units only for sale in the territory, unless otherwise authorize in writing by Engelhard/ICC.

          AB Air shall assure that, to the best of its knowledge, such units are not installed outside of the Territory. AB Air will take all necessary legal action, at its own expense, to remedy the situation.

(19) Engelhard/ICC shall assure that, to the best of its knowledge, the System shall not be sold, manufactured, assembled, or installed by itself, and/or by any third party, within the Territory. Engelhard/ICC will take all necessary legal action, at its own expense, to remedy the situation.


This will become an integral part of the Agreement.


By: /s/ IRWIN L. GROSS              By: /s/
   ---------------------------         ----------------------------
    Engelhard/ICC                        AB Air


By: /s/  IRWIN L. GROSS
   ---------------------------
    ICC Technologies

































                                      (4)

                               A G R E E M E N T


This agreement entered into at PHILADELPHIA, PA., U.S.A, this __th day of September, 1992, by and between ICC TECHNOLOGIES, INC., a DELAWARE corporation, with principal office at 441 N. Fifth Street, Philadelphia, PA 19123 (The "Company") and A.B. AVIR TECHNOLOGIES LTD., an Israeli corporation with principal office at 42 Hamelachim st., Ramat Hasharon, Israel, or its' assignee (the "Israeli Company") is made on the basis of the following understandings and recitals and in consideration of the following promises, and the parties hereto, intending to be legally bound, agree as follows :


STATUS OF THE PARTIES

1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware, with corporate power to carry on its business as it is now being conducted. The Company has its principal place of business at Philadelphia.

2. The Israeli Company is a corporate duly organized, validly existing, and in good standing under the laws of the state of Israel with corporate power to carry on its business.

     The Israeli Company has its principal place of business at Ramat
     Hasharon.


DEVELOPMENT OF SYSTEM

3. The Company has developed and is engaged in marketing, manufacturing and sale, and is providing to business firms, a unique and successful Desiccant based air conditioning, air drying and air quality improving systems and derivatives, similiars and parts thereof (The "System") of a distinctive nature, of high quality and of other distinguishing characteristics, placed in operation by the Company and provided mainly under the name of Desi/Air.

4. The Company manufactures the System under certain patents, certain patents applied for and licenses, in the United States of America and other countries and sells them under certain trade names and bearing certain trade marks throughout the world.

5. Patents of the United States and other countries, certain Patents applied for and licenses are as contained in exhibit A.

EXCLUSIVE RIGHT TO USE NAME, TRADEMARKS AND LOGOS

6. The Company claims to exclusive right and power to use the tradenames Desi Air and certain service marks and logos and other insignia used in conjunction therewith (the "Trademarks").

7. The Company claims it is the owner of the trademarks registered in the United States Patent and Trademark Office as contained in exhibit A.


CONFLICTS WITH OTHER AGREEMENTS

8. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or constitute a default under any Agreement or instrument to which the company is a party or by which its System may be affected.


NEW BUSINESS

9. The Israeli Company and the Company desire to form a corporation in the state Of Delaware for the purpose of engaging in the business of manufacturing in Israel, importing and exporting of components and materials, and to have the System manufactured, have made, by itself and/or by others, upon the terms and conditions hereinafter set forth.

10. The Company and the Israeli Company shall cause a new corporation (the "Corporation") to be duly organized under the laws of the state of Delaware in accordance with the terms of this Agreement and with (appropriate documents equivalent under the laws of the jurisdiction to articles and by-laws) which in the English translation shall read in substantially the form of Exhibit B attached hereto. If any of the provisions contained in Exhibit B should not be approved by the appropriate authority for inclusion in the documents of incorporation of the corporation, the parties agree to make such amendments thereto as shall be acceptable to the said appropriate authority without altering their purpose or intention, or failing such amendments, to take all such other steps and do such other things, including the execution of any other agreements as may be necessary, to achieve the interest and purpose of such of the provisions as may not have been found acceptable by the said appropriate authority. The cost of incorporating the Corporation shall be borne equally by the Company and the Israeli Company.

11. The Corporation shall be formed and organized in the State of Delaware, unless the Israeli Company shall not be able to obtain









                                     (2)
     an authorization from the Controller of the Foreign Currency of the State of Israel, to form and organize the Corporation in Delaware and in which case, the Corporation shall be formed and organized, as mentioned hereunder, in the State of Israel.


LICENSE FROM THE COMPANY

12. Upon the incorporation of the Corporation, the Company, at no extra cost to the Corporation and/or the Israeli Company, shall license and grant to the Corporation all rights in the Company's exclusive systems as contained in schedule A, patents, technology, know-how, trademarks and trade names necessary to permit the Corporation to manufacture, assemble,use, have it made by itself or by others, within the Territory as hereunder defined, according to the terms and condition of this Agreement.


NAME OF THE CORPORATION

13.  The name of the corporation shall be ICC INTERNATIONAL INC.


SUBSCRIPTION TO CAPITAL OF THE CORPORATION

14. The parties hereto hereby subscribe to such capital stock of the corporation in equal amounts and each party will be required to pay 50% of the sums required for start-up and working capital of the Corporation.


PRE INCORPORATION EXPENSES

15. The parties agree to advance on behalf of the Corporation the sums necessary to carry out the intents and purpose of this Agreement.


PURPOSE OF CORPORATION

16. The purpose of the corporation shall be the manufacture, assemble, use, import, export and sale of the System and similar or allied products under the terms and conditions hereafter set forth, by itself and/or by others.






















                                      (3)

PERSONS DESIGNATED TO ACT AS INCORPORATORS

17. The parties of this Agreement will designate at the time of incorporation persons to act as incorporators of the corporation to be organized hereunder and authorize and empower them to have prepared, execute and filed articles (or a certificate) of incorporation in such form and containing such provisions as they deem advisable, so long as such provisions are not inconsistent with this agreement.


PROVISION FOR PERPETUAL DURATION UNLESS TERMINATED SOONER

18. The duration of the Corporation shall be perpetual unless its existence shall be terminated as hereinafter provided.


MANAGEMENT OF THE CORPORATION

19. The affairs of the Corporation shall be managed by a Board of Directors,two of whom shall be nominated by the Company and two of whom shall be nominated by the Israeli Company. The Company and the Israeli Company shall each vote all shares of the capital stock of the Corporation owned or controlled by them for the election and maintenance in office of the persons so nominated.

20. In the event that between annual shareholders' meetings of the Corporation, either the Company or the Israeli Company wishes to replace any or all of its nominees on the Board of Directors of the Corporation, the other shall join in all necessary acts, steps and proceedings, and shall cause the shares of the Corporation to which it is beneficially entitled to be voted in favour of the removal of such nominee or nominees, of the transfer of the qualifying share or shares of such nominees to the person or persons selected by the Company or the Israeli Company, as the case may be, and the election in his or their place of a qualified person or of qualified persons selected by the party hereto whose nominee shall have been so removed.

21. Nothing contained in this Agreement is intended or shall be construed to bind the parties hereto or their nominees on the Board of Directors of the Corporation as to the method or manner of the exercise of the discretion vested in them as directors of the Corporation concerning their management of the affairs thereof.

22. All decisions of the Board of Directors shall require an affirmative vote of at least three directors.



















                                      (4)

23. Prior written notice of all directors' meetings shall be sent to all directors at least twenty days before the meeting, specifying the time and place of the meeting and indicating all matters to be considered there at, and including copies of any reports or studies relating thereto. Notice may be waived by the unanimous written consent of all directors.

24. A quorum of a meeting of the directors shall consist of three directors. In lieu of a validly constituted meeting as described herein, and directors' resolution shall be considered to have been validly passed if consented to in writing by all the directors.

25. The board shall elect a chairman and the chairman will decide about setting the meetings of the board and inviting the directors to the meetings as mentioned above. In no case, however, meeting shall not take place less than once per quarter.

     Special meetings of the board may take place upon proper notification. Notice of a special meeting of Directors or of any Committee of the Board of Directors shall be delivered at least one day prior to such meeting by oral, telegraphic or written notice. If mailed, such notice shall be deemed to be delivered on the second day following the day deposited in the United States mail, addressed to the Director at his business address, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered on the day the telegram is delivered prepaid to the telegraph company, addressed to the Director at his business office. Notice of a meeting need only state the place, day and hour of the said meeting.


OFFICERS OF THE CORPORATION

26. The Chief Executive Officer of the Corporation shall be designated the President (hereafter "The President") and shall be agreed to by both parties. The duties and responsibilities of the President, without enlarging or restricting the duties and responsibilities devolving upon him by the law of Israel, shall be to administer all the affairs of the Corporation.


BOOKS

27. Proper books of account shall be kept by the Corporation and shall be freely accessible to representatives of both parties hereto at all reasonable times. The auditors of the Corporation



















                                      (5)
     shall be appointed at the annual meeting of shareholders by unanimous vote.


TRANSFER AND ASSIGNMENT OF SHARES

28.  Restrictions on Transfer and Issuance.

     (a) The Parties to this agreement shall not sell, assign, transfer, give, bequeath, devise, donate or otherwise dispose of, or pledge, deposit or otherwise encumber, in any way or manner whatsoever, any of the Shares now or hereafter held by it except as expressly provided in this Agreement and in accordance with its terms and conditions.

     (b)  Restrictions on the Corporation.

          Except in accordance with the terms and conditions of this Agreement the Corporation shall not, without the consent of each of the Parties, (1) cause or permit the transfer of any Shares to be made on its books, (2) issue any Shares, whether by original issue or in connection with the sale of Shares now or hereafter held in the Corporate's treasury, (3) create any securities, instruments or rights convertible into capital stock of the Corporation, or (4) purchase, redeem or otherwise acquire any Shares.


     (f)  Option of Offeree Shareholders.

          In the event that the Corporation does not exercise its option with respect to all of the Shares subject to the offer in accordance with Paragraph (c) hereof, the Selling Shareholder shall, upon notice from the Corporation of the Corporation's decision not to accept the Selling Shareholder's Offer as to all of its Shares subject to the offer (or upon expiration of the thirty-day option period referred to in Paragraph (28e) if the Corporation fails to give notice as aforesaid, be deemed to have offered in writing to sell any or all of its remaining Shares subject to the offer (those not to be sold to the Corporation) to the other Party at the price and upon the terms set forth in Paragraph (a) hereof. For a period of thirty (30) days after such Offer by the Selling Shareholder to the other party, the other party shall have the option, exercisable by written notice to the Selling Shareholder, with a copy to the Corporation, to accept the Selling Shareholder's


                                      (6)

          Offer as to any or all of the Selling Shareholder's remaining Shares subject to the offer.

     (g)  Acceptance of the Bona Fide Offer.

          Subject to the terms hereof if, at the end of the option periods described hereof, options have not been exercised by the Corporation and/or the Offeree Shareholder to purchase all of the Selling Shareholder's Shares subject to the offer, the Selling Shareholder shall be free for a period of forty (40) days thereafter to (i) sell its remaining Shares subject to the offer to the prospective purchaser under the Offer, and to no one else, at the price and upon the terms and conditions set forth in the offer; or, (ii) dispose of such Shares to the entity attempting to obtain ownership thereof by foreclosure or similar action as more specifically provided herein. If such Shares are not so sold or disposed of within the aforesaid forty-day period, the Selling Shareholder shall not be permitted to sell or dispose of such Shares without again complying with Paragraph "28".

     (h)  Permitted Transfers.

          Subject to the terms hereof, notwithstanding anything to the contrary contained herein, the Parties shall be entitled to transfer the Shares to any Affiliate, provided, however, that such transferee Affiliate shall comply with the conditions of this agreement and undertake upon himself the assigners' commitments.


GRANTING THE SYSTEM AND RELATED SERVICES

29. The Company grants the Corporation the right to conduct business utilizing the System, and makes available to the Corporation, in order to assist it to get started in business and to achieve maximum results, guidance, and know-how with respect to management, operation, financing, and promotion, including site selection, equipment selection and installation, supply selection, purchasing and billing control methods, merchandising, advertising, sales and promotional technique, personal training, and other matters relating to the efficient and successful operation of a business, and the maintenance of high standards of quality. At times mutually agreeable between the parties hereto, the Company shall, at no charge to the Corporation (except for out of pocket expenses), send its' representatives to Corporation facilities or principal offices for the purpose of providing such assistance.




















                                      (7)

30. In consideration for the execution and delivery of this Agreement, the Company hereby grants the Corporation and appoints the Corporation as the companies exclusive systems' manufacturer and distributor for the Territory, upon the terms and subject to the conditions set forth herein.

     For so long as this Agreement remains in effect, the Company shall not authorize any other party to act as its representative, to manufacture, to assemble or otherwise deal with the offer or sale of the System within the Territory or otherwise.

31. The exclusive rights herein granted shall include all inventions, improvements, Patent applications, or Patents which the Company now owns or controls or may hereafter own or control in the System contained in exhibit A.

32. The Company grants to the Corporation an exclusive right for the term of this Agreement of all of its Letters Patent hereunder mentioned to manufacture, assemble and sell in the Territory, machines embodying mechanisms covered by any and all of the said Letters Patent and Patent rights or by any applications now prepared and unfiled or filed and for which no number has been issued, or covered by any modifications, changes or improvements to any machines, tools, or accessories, now owned or hereafter acquired by Company or covered by any drawings, designs or specifications, relating to the machines and the System, whether or not the subject of Letters Patent.

33. For the purpose of this Agreement, the term "System" shall mean those products or product lines described and defined in exhibit A and its' derivatives and as the parties may mutually agree in writing from time to time during the term hereof.


TERRITORY

34. For the purpose of this Agreement, the term "Territory" shall mean the geographic area described in Exhibit C, which is attached hereto and incorporated herein by reference.


DESIRE TO USE NAMES

35. The Company desires the Corporation to use the trademarks and the System and to derive the benefits of the advertising, promotion and reputation of the System and the Company's information, experience, advice, guidance and know-how.


                                      (8)

REGISTERED USER APPLICATIONS

36. If the law permit, the Company shall make application to register the Corporation as a Permitted User or Registered User of the Trademark and if necessary, or if required by the Company or its duly authorized representative, the Israeli Company undertakes to join in such application under the conditions of this agreement and to execute any such documents as may be necessary to implement such applications.


REGISTRATION OR TRADEMARK

37. The Company will use its best efforts to register and maintain, or cause to be registered and maintained, the Trademark in the Territory to enable the System to be distributed and sold in the Territory under the Trademark as provided herein. The Company will not permit any other person to use the Trademark in the Territory in connection with the System.


TRANSFER OF GOOD WILL IN CONNECTION WITH ASSIGNMENT OF TRADEMARK

38. In addition to the trademark, the Company will allow the Corporation to take advantage of any good will by way of product, name or other.


ACCOMMODATION OF THE SYSTEM

39. The Company shall, upon the formation of the Corporation, by supplements, addenda, improvements, amendments or otherwise, alter and modify the System and its methods, procedures and technology hereunder granted, in order to accommodate it and render it desirable and suitable for operation within the Territory, in the best possible manner.


LIST PRICES, DETERMINATION OF PRICES

40. The System parts, and the similar or allied parts of the System shall be sold to the Corporation by the Company, at the transfer price of the components to the Company from the Engelhard/ICC joint venture (or others) plus a small handling charge.

41. The payments terms to the Corporation for the above will be the same as those that the Company has with the Engelhard/ICC joint venture (or others).



















                                      (9)

RESALE PRICE OF THE SYSTEM

42. The Corporation shall at its own discretion establish the prices at which it sells the System.


SUB-DISTRIBUTORS

43. The Corporation may appoint sub-distributors or agents for the sale or otherwise, as hereunder mentioned, of the System. A.B. Avir Technologies Ltd. will be the exclusive distributor for the Territory.


EXCLUSIVITY

44. During the effective terms hereunder this Agreement, the Company will not grant to any individual, association, firm or Corporation, directly or indirectly, any franchise, license rights and privileges to conduct, maintain or operate a similar establishment and/or to adopt or use the aforementioned trade names and/or trademarks in the Territory. During the effective terms of this Agreement, the Company shall not, except with the consent of the Corporation and of the Israeli Company, engage in any business the same as or similar to the business covered by this Agreement in the Territory.

45. The Company shall not employ, nor seek to employ any person who is at the time employed by the Corporation and/or the Israeli Company or by any other person who is at the same time operating a similar establishment under license from the Israeli Company and/or the Corporation, and shall not, directly or indirectly, induce any such person to leave his or her employment as aforesaid.


46. The rights hereby granted shall be exclusive with the Corporation. The Company covenants and agrees that it will not, during the term of this Agreement, grant any or other rights in the Patents mentioned hereunder and all patents therefore or thereafter referring to the System to any other person, firm or corporation, within the Territory.


TRADENAMES, SERVICE MARKS AND TRADE SECRETS

47. The Israeli Company and/or the Corporation shall not, at any time during the terms of this Agreement, copy or duplicate, or permit the copying or duplication, nor publish, disclose or in any manner reveal, or permit the publications, disclosure or


















                                     (10)
     revelation in any manner, to any person or entity, except employees of the Corporation and/or the Israeli Company approved by the Company, any information or material supplied by the Company to the Corporation and/or the Israeli Company, and designated by the Company as confidential information. Corporation and the Israeli Company hereby recognizing and agreeing that all such information and materials are confidential information and trade secrets of the Company and will be disclosed to the Israeli Company and/or the Corporation in strict confidence.

WARRANTY OF PATENT RIGHTS

48. The Company warrants that the Patents mentioned hereunder are genuine and valid, that it has sole title to it, that it has full right, authority and power to enter into this Agreement, and that it shall indemnify and save harmless the Corporation against any and all rights that may be held or claimed by others.

PATENTS

49. The Company agrees to defend any suit or proceeding brought against the Corporation and/or the Israeli Company based on a claim that any equipment furnished hereunder constitutes an infringement of any existing patent in the Territory, provided the Company is notified promptly in writing and is given authority and the Corporation and/or the Israeli Company cooperates with the Company to the extent of furnishing information required for the defense of same; and the Company shall pay all damages and costs awarded therein against the Corporation and/or the Israeli Company.

50. In the event the System furnished hereunder becomes the subject of an actual or prospective suit or claim for patent infringement, the Company shall at its option and expense, either (1) procure for the Corporation the right to continue using the System or (2) modify it to become non-infringing or (3) replace the System with a non-infringing System. Any modified or replacement System shall perform in a like manner to the System being modified or replaced.

IMPROVEMENT IN SYSTEM
51. The Company may, by Supplement, addenda or amendments to the manual or other communications, supplement, improve or otherwise alter the System and the methods, procedures and technology which the Corporation is authorized and required hereunder to utilize in operation of its business, and the





















                                     (11)

     Company understands and acknowledges that it will at all times maintain and update accordingly the conduct of the Corporation and the character and quality of the System hereunder granted.

52. In the event employees of the Corporation shall make any improvements in the System, the Company shall be licensed to use said improvements and any applications and Patents thereof subject to payment of Royalties to the Corporation on a basis to be decided upon between the parties at a later date.

53. If during the continuance of this Agreement the Company makes any further improvements in the System or the mode of using it, or become the owners of any such improvements either through Patents or otherwise, then it shall communicate such improvements to the Corporation and give the Corporation full information regarding the mode of using them and the Corporation shall be entitled to use the same with all rights which are hereby granted to the Corporation in respect to the System, without paying any additional money with respect thereto.

ARBITRATION OF DISPUTES

54. In the event that differences should arise between the Company and the Israeli Company as to the meaning or application of provisionsof this Agreement, such differences shall be settled by arbitration. Both parties agree to submit the matter to arbitration and accept the decision of the majority of an arbitration board consisting of one member selected by the Company, one member selected by the Israeli Company, and a third selected by the two arbitrators nominated as above. In the event that the two arbitrators selected by the parties fail to agree on the selection of the third arbitrator, thereupon application of either party, any judge of the Court of Tel-aviv, shall appoint the third arbitrator, who shall act under this Agreement with the same effect as if he had been specifically named. Site of arbitration shall be at an appointed time and place located in Tel-aviv, Israel. Such arbitration may be demanded by either party to this Agreement by notice in writing. It shall be encumbent upon both parties to nominate an arbitrator. The expenses of the arbitrator selected by the Company shall be borne by the Company; the expenses of the arbitrator selected by the Israeli Company shall be borne by the Israeli Company; the expense of the third arbitrator shall be borne equally by both parties.






















                                     (12)

PAYMENT OF EXPENSES

55. All expenses of the bossiness and Operations of the Corporation shall be paid out of the amount invested as herein provided for and/or out of any earnings of the Corporation.

DIVISION OF PROFITS

56. The profits of the Corporation, if divided, shall be shared among the parties in proportion to their respective subscriptions.

LIABILITY OF THE PARTIES HEREUNDER

57. In no event shall any party hereunder be called upon to pay any amount beyond the liability arising against it on account of the amount of its subscription. The failure of any party hereunder to perform any of its undertakings hereunder shall not affect or release any other party.

PAYMENT OF LOSSES

58. In the event that losses result from the operations of the Corporation, such losses shall be paid from the amounts invested and advanced by the parties hereunder and from the capital of the Corporation and its reserve accounts.

LIQUIDATION OF CORPORATION

59. Upon the dissolution or other termination of the Corporation, whether pursuant to the provisions of this Agreement or otherwise, the President shall at once proceed to liquidate the business being conducted hereunder. In such liquidation he shall dispose of all property of the Corporation, shall collect all sums owed to it and turn into cash all of its assets. From the money so received, he shall then pay all debts and obligations of the Corporation. Out of the balance he shall retain any amount to which he may be entitled, pursuant to this Agreement. The money then remaining in the Corporate account shall be distributed and paid to the parties hereunder in proportion to the amount which each has invested hereunder.

TRANSFER-OF-INTEREST

60. Any subscriber shall have limited power and authority to transfer and assign any interest in the Corporation, except as hereby limited. Such assignment, however, shall provide


















                                     (13)
     that the assignee must perform and fulfill all obligations of the assignor under the provisions of this Agreement, the assignor or the assignee shall at once inform the President thereof and the assignee shall before obtaining any rights under the Agreement, execute an agreement in a form supplied by the President binding himself to fulfill all of the duties and obligations of the assignor hereunder. In the event that the assignee fails to execute such agreement, he shall not be recognized as a member of the Corporation and the other parties hereunder may hold such assignor to any duties and liability that he may otherwise have been bound to perform or have incurred under this Agreement and had such assignment not been made.

DEPOSIT OF CAPITAL CONTRIBUTIONS

61. The funds so subscribed and paid to the Corporation shall be deposited in a bank, as agreed by the parties and shall be disbursed by the President in carrying on the business of the Corporation.


TIME TO BE DEVOTED BY PARTIES TO CORPORATION

62. It is understood that the parties hereunder have other interests, and shall not be required to devote full time to the conduct and management to the Corporation. Each of the parties hereunder shall devote to the Corporation such time as shall be necessary to the efficient operation of the business, at no charge to the Corporation other than as provided hereunder. Each of the parties hereunder acknowledge that they occupy a fiduciary relationship with one another and each agrees to use the utmost good faith in dealing with the other.

ACCOUNTS AND RECORDS

63. The Corporation Shall keep full and accurate accounts, and shall follow the accounting methods and practices customarily employed in business of like character. All dealings and transactions relating to the business shall be duly entered in the accounts in the usual and ordinary custom of business and each of the parties hereunder shall have full and free access to the books and may inspect them at any and all reasonable times, and without the consent of the other party.

STATEMENTS





















                                     (14)

64. Operating statements showing itemized expenses shall be prepared not later than the 15th day of January, April, July and October for the preceding three months' operations and the remaining net profits, after deduction of all salaries (including any salaries authorized by mutual agreement for one or more of the parties hereunder) shall be divided and allocated to the parties hereunder. The profit shall be distributed or retained in the business as shall be determined by the President. Losses, if any, shall be borne by the parties hereunder in the same proportion as the profits. The fiscal year of the Corporation shall be from January 1st to December 31st, and an annual accounting shall be made upon the close of business on December 31st of each year. In addition to the quarterly operating statements, each party shall be given within 90 days after the close of each fiscal year a copy of any unaudited balance sheet and operating statement together with a copy of the partnership tax returns for the Corporation. Any party may, upon written demand upon the President made within 20 days of receipt of the annual report, cause the Corporation to have the annual report audited in accordance with generally accepted auditing standards by independent public accountants selected by the general meeting . The cost of the audit shall be borne by the Corporation and considered an expense of doing business.

WARRANTY AGAINST INFRINGEMENT  INDEMNIFICATION

65. The Company warrants that the distribution, marketing and sale of the System by the Corporation, as provided for in this Agreement, shall not violate or infringe any valid trademarks, patents and/or copyrights held by third parties and undertakes that it shall defend, indemnify and save harmless Corporation, its agents, sub-distributors, officers, directors, employees, shareholders, successors and assignees, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, find from and against any and all liabilities, judgments, losses, damages, costs, charges, attorney's fees, and other expenses of every nature and character by reason of such violation or infringement.

SALES LITERATURE

66. The Company shall prepare technical literature, specifications and drawings required for the manufacture and maintenance of the System and provide them to the Corporation free of charge.

TECHNICAL TRAINING BY THE COMPANY



















                                     (15)

69. At times mutually agreeable between the parties hereto, the Company shall, at no charge to the Corporation except for out of pocket expenses), send its representatives to Corporation facilities or principal offices for the purposes of providing technical assistance and training to the Corporation. In addition, at a time mutually agreeable between the parties hereto, Corporation may, at no charge to the Corporation, send its' employees or representatives; to the Company's facilities or principal offices for the purpose of receiving training by the Company.

TECHNICAL ASSISTANCE

70. The Company shall, at no charge, furnish to the Corporation the services of technicians of such skills and in such number as may be required to discharge properly its responsibilities under this Agreement. During the time such technicians are in the Territory, the Company will assume their salaries and the Corporation will assume their reasonable living and travelling expenses. Details regarding the selection of personnel and their period of residence in the Territory will be determined by mutual consent.

WAIVER AND DELAY

71. No waiver by either party of any breach or series of breaches or defaults in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of either party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

GENERAL TERMS AND CONDITIONS

72. The subject headings of the paragraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

73. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute,breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other



















                                     (16)
     costs incurred in connection with that action, arbitration or proceeding, in addition to any other relief to which such party or parties may be entitled.

74. All notices, requests demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the fourth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to their addresses as mentioned in the preamble to this agreement.

     Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

75. Should any term, condition or provision of this Agreement be found to be invalid or unenforceable, such finding shall in no way affect the validity or enforceability of all other terms, conditions and provisions hereof, and such terms, conditions and provisions shall be valid and enforceable as if the invalid or unenforceable term, condition or provision was never a part hereof.

76. This Agreement shall be constructed in accordance with and governed by the laws of the State of Israel. No claim, demand action, proceeding, arbitration, litigation, hearing, motion or lawsuit arising herefrom or with respect hereto shall be commenced or prosecuted in any jurisdiction other than the State of Israel, and any judgment, determination, finding or conclusion reached or rendered in any other jurisdiction shall be null and void between . the parties hereto.

GENDER AND NUMBER

76. All terms used in any one number of gender shall extend to mean and include any other number and gender as the facts, context, or sense of this Agreement or any paragraph or section hereof may require.


SEVERABILITY OF PROVISIONS

77. The paragraphs of this Agreement are severable and in the event any paragraph or option of the Agreement is declared illegal or unenforceable, the remainder of the Agreement shall be effective and binding on the parties.




















                                     (17)

RELATIONSHIP OF PARTIES

78. The parties hereto are independent and neither party is the agent, partner or employee of the other, except as expressly provided.

INTEGRATION OF ALL AGREEMENTS

79. Without prejudice to the exclusive distribution and representation agreement signed between the parties, this agreement, the documents referred to herein, and the attached Exhibits and Addenda constitute the entire and complete agreement among the parties concerning the subject matter of this Agreement. There are no representations, inducements, promises, or agreements, oral or otherwise, among the parties not embodied in this Agreement or in the Offering Circular, which are of any force or effect with reference to this Agreement. No amendment, change, or variance from this Agreement shall be binding on any party unless executed in writing the Company, the Israeli Company and the Corporation.

BINDING AGREEMENT

78. This Agreement shall be binding upon the parties, their respective heirs, successors, legal representatives, and assigns.

INTENDING TO BE LEGALLY BOUND, the parties have executed this Agreement in duplicate the day and year first written above.

SIGNATURE OF THE PARTIES


     ICC TECHNOLOGIES, INC.   A.B. AVIR TECHNOLOGIES LTD.

































                                     (18)